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                                                                  EXHIBIT 10.3

                         PROFESSIONAL SERVICE AGREEMENT
                         ------------------------------



This Agreement is entered into by and between Morrison Knudsen Corporation (MK) and Terry Payne & Co., Inc. (TPC). The purpose of this Agreement is to set forth the duties of both parties with respect to the service and purchase of insurance and bonds.

I.   SCOPE OF SERVICES TO BE PERFORMED BY TERRY PAYNE & CO., INC.
     ------------------------------------------------------------

     A.   MARKETING

          1. Market and place all insurance and all surety bonds with underwriters, including negotiating term of coverage and costs, all as requested by MK and all in accordance with MK's instructions.

          2. Prepare market analyses and forecasts prior to each insurance renewal and insurance anniversary. Such analyses shall include pricing and service trends, availability of markets, short-term factors affecting the markets and projections of longer-term direction in which the market is moving.

          3. Provide unbiased information in relation to the most advantageous world insurance and surety markets from the standpoint of cost, security, service and coverage. This shall include, but not be limited to, evaluating the stability of the companies. However, TPC will not be responsible for any market's financial condition. TPC's market information group will be available to meet with MK on request to discuss practices and review with MK financial information available to TPC regarding markets participating or quoting on MK's programs.

          4. Assist in the preparation of materials, specifications, application and underwriting data required by insurers. Since TPC must rely upon information provided by MK and MK's employees, TPC cannot assume responsibility for the accuracy or completeness of such information.

          5. Present underwriters' proposals to MK, providing written recommendations.

          6. Verify accuracy and compliance with specifications of all insurance and surety contracts, endorsements and/or invoices prior to delivery.

          7. Prepare a summary of each major line of coverage, showing potential or actual uninsured or underinsured exposures.

          8. Prepare semiannual statistical analysis of past claims experience and make
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               recommendations as to optimum levels of self-insured's retention.

          9. Make prudent recommendations to MK concerning the use of self-insurance and other risk financing techniques.

     B.   ADMINISTRATIVE

          1. Respond to questions and requests from MK on a timely basis, and be available to handle normal day-to-day activities associated with the account.

          2.   Attend meetings with MK personnel as needed.

          3. Transmit insurance company binders and issue other insurance coverage verification documents as required.

          4.   Act as liaison with insurance and surety companies.

          5. Keep generally abreast of MK's operations, subsidiaries, and joint ventures in order to be familiar with MK's exposures.

          6. Keep MK informed on new or changing markets, forms, products, laws and government regulations as TPC becomes aware in its normal practice as it relates to insurance and bonds, and any other information that may affect the risk management function.

          7. Review and advise MK on requirements, by state, on surplus lines and self-procurement laws and regulations, and prepare necessary filings.

          8. Provide surety bond rate schedules and all other information on bonds and the sureties being used by MK that is necessary for MK to carry on its business.

     C.   CLAIMS AND LOSS CONTROL

          1. Assist MK in the management of insured claims as needed. This service may include processing of loss payable documents, the monitoring of particularly severe claims so as to provide assistance to MK's staff in negotiating settlements or establishing a defense strategy.

          2. Assist MK in obtaining settlement from the insurance carrier, as needed, including pursuing MK's interest in any dispute which may arise.

          3. Review claim reports and/or suits provided by MK, making recommendations as necessary.

          4.   On any claims that TPC is excluded from discussions and/or
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               communications with the insurance carrier, TPC shall be deemed to be released from any responsibility or liability for any deficiency in payment or failure to collect on the claim.

     D.   CERTAIN OUT-SOURCED RISK MANAGEMENT SERVICES

          1. To the extent that TPC performs, on behalf of and at the direction of MK, direct consulting services, i.e., assistance with such services as retention evaluations, non-insurance contract review and negotiation, self-insured funding decisions, and premium allocation program development, referred to here as "Out-Sourced Services," which have in the past been provided by internal MK personnel, it is agreed that MK will retain full responsibility for the final decision, determination and program selection involved with these type of services and that TPC is acting solely as MK's agent with respect to providing advice and resources in these Out-Sourced Services.

          2. Except for the gross and willful negligence of TPC employees, MK releases TPC from any and all liability associated with providing Out-Sourced Services.

     E.   TPC WILL PROVIDE SERVICES PER AN ANNUALLY AGREED SCHEDULE.

          1. Additionally TPC will be available to answer and provide day-to-day consultative advice.

          2. Any TPC project outside the scope of the above services will be discussed and defined, and any additional remuneration will be mutually agreed upon before commencing work.


II.  MORRISON KNUDSEN CORPORATION'S RESPONSIBILITIES
     -----------------------------------------------

     A. Keep TPC informed of the organization of MK's Risk Management Department in order to allow TPC to better provide the services TPC agrees to provide.

     B. Provide TPC with sufficient information to be generally aware of changing risks, including copies of all annual reports, press releases and appropriate internal publications.

     C.   Provide TPC with requested underwriting information on a timely basis.

     D. Notify TPC as soon as practical regarding projects, acquisitions, losses, claims or other issues which may require TPC's review and/or risk management consideration.

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     E.   Discuss with TPC's Account Manager, as needed, a review of the MK's risk management program, its methods, objectives, and future goals.

     F. Evaluate TPC's program on a regular basis, including performance appraisals as deemed necessary. Should MK have any problem with TPC personnel, TPC's senior management will be notified as soon as practical.

     G.   Sign all applications by a designated employee.

     H. Review all policies and endorsements delivered to MK by TPC, and advise TPC of anything which MK believes is not in accordance with MK's order or specifications within 30 days following receipt.

     I. Whenever possible, remit to TPC all insurance premiums within 30 days of the receipt of the invoice or the effective date of the coverage, whichever is later.


III  COMPENSATION
     ------------

     A. A fee for the services to be performed by TPC pursuant to this Agreement shall be on a fixed fee basis payable in equal quarterly installments.

          1. The fee includes the purchase of all Morrison Knudsen Corporation insurance and surety bonds, except workers' compensation for coal and/or other mining operations.

          2. This fee shall include all retail services performed for MK by TPC.

          3.   TPC shall submit invoices for the fee quarterly.

          4. Each quarterly payment is due 30 days after MK receives from TPC the reconciliation statement and invoice for the applicable period.

     B.   The fixed fee shall be $1,150,000 each calendar year.

     C.   Commissions to be credited against the fee:

          1. All insurance or other non-surety commissions received or earned shall be credited 100% against the fee on a quarterly basis.

               a. All premiums quoted by the insurance companies shall exclude commissions.

               b. Should a carrier not be willing to quote its premium excluding

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                    commission, TPC shall disclose such amount to MK and any
                    commission received will be reconciled on the next quarterly installment or at the effective date of cancellation of the Agreement.

          2. All surety commissions received or earned shall be credited 100% against the fee on a quarterly basis, up to a total of $250,000 in surety commissions for any given calendar year. Should surety commissions exceed $250,000 in any given calendar year, then TPC shall credit only 50% of all surety commissions above $250,000 for the remainder of said year.

     D.   Intermediaries

          1. When in TPC's professional judgment it is necessary or appropriate, TPC will utilize the services of intermediaries to assist in the marketing of MK's insurance.

          2. Such intermediaries may be affiliates of TPC or intermediaries not related to TPC.

          3. Such intermediaries will be compensated by the insurance company through normal commissions. Accordingly, the intermediaries' compensation is not addressed by this Agreement with MK.

     E. In the event that MK's operation changes substantially by either the addition or deletion of other operations or entities or there is substantial change in the scope and nature of MK's insurance program, MK and TPC will negotiate in good faith to revise the compensation under this Agreement upward or downward as appropriate.

     F.   Special Services

          1. Should MK request TPC to perform special consulting, special assignments, audits or studies which fall outside the scope of the defined services listed in the contract, TPC may request additional compensation from MK.

          2. A negotiated fee for their services must be agreed upon by both parties prior to the project beginning.

          3. Special consulting assignments, audits, etc., shall be defined by a project requiring major commitment of additional resources (personnel, travel, etc.) not otherwise contemplated in the annual fee agreement. Managing a major contractor-controlled wrap-up insurance program is an example.

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IV.  GENERAL CONDITIONS
     ------------------

     A. This Agreement may be canceled by either party at any time upon 90 days' advance written notice to the other party.

          1. In the event of such midstream cancellation by either party, other than as a result of breach by TPC, TPC will receive compensation for the 90 days on a pro rata basis to the effective day of cancellation.

          2. TPC's obligation to render services under this Agreement will cease simultaneously with the effective date of cancellation of this Agreement.

          3. TPC shall give MK 90 days' advance written notice of any termination of TPC's relationship with Aon (or any other broker with whom TPC has a relationship relative to MK's account).

     B.   This contract shall be governed by the laws of the State of Idaho.

     C.   Term

          1. The term of this Agreement is for 36 months beginning January 1, 1998, and ending December 31, 2000.

          2. The agreement automatically will be renewed annually for 12-month terms thereafter, unless it is canceled by either party prior to the annual date.

     D. TPC shall not assign any of its rights, duties and/or obligations under this contract without the prior written approval of MK.

     E. TPC shall maintain at its own expense, in full force and effect a policy of professional liability insurance against professional liability or errors and omissions in connection with the work to be performed by TPC under this contract, and shall supply MK a sufficient certificate of insurance relative thereto.

     F. All pertinent records will become the property of MK at the termination of this contract.

     G. During the term of this Agreement and for a period of 12 months after termination or expiration hereof, MK or MK's authorized representative shall have the right to audit all records and accounts retained by TPC directly related to this Agreement. MK will bear the expense of such audit.

     H. TPC will maintain records in accordance with its standard record retention policy:

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          1.   Maintain insurance policies indefinitely.

          2. Retain surety bonds for five years after expiration, except that, if TPC is in litigation, then TPC maintains materials until after the issue is settled.

          3. Retain all other correspondence for five years, except that, if TPC is in litigation, then TPC maintains materials until after the issue is settled.

     I. This document contains the entire agreement between MK and TPC concerning the provision of the services which are the subject hereof. It may be amended only by an agreement in writing signed by both MK and TPC or MK's and TPC's respective successors and assigns upon whom this Agreement shall also be binding.



Date:     January 19, 1998               MORRISON KNUDSEN CORPORATION
     -----------------------------


                                         By:   /s/ Stephen G. Hanks
                                               --------------------------------
                                         Its:  EVP
                                               --------------------------------



Date:     January 8, 1998                TERRY PAYNE & CO., INC.
     -----------------------------


                                         By:   /s/ Terry Payne
                                               --------------------------------
                                         Its:  Chairman/CEO
                                               --------------------------------


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